The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










August 15, 2007
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing Twenty
Ordinary Share of
Digiwave Technologies
Ltd.
(Form F6 File No. 333121747)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one
American Depositary Share (the Ratio) as well as the name change to Naraewin Co., Ltd..

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name and ratio for Digiwave Technologies Ltd.

The Prospectus has been revised to reflect the new name and ratio, and has been overstampted with:

Effective August 14, 2007 the Companys
name changed to Naraewin Co., Ltd. and
the Ratio Changed from 1:20 (One ADS
Representing Twenty Ordinary Share) to
1:1 (One ADS Representing One
Ordinary Share)
Please contact me with any questions or
comments at 212 8152042


Dennis Chung
Assistant Treasurer
The Bank of New York Mellon  ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)